Exhibit 3.4
CONFIDENTIAL
SASMF Draft as of May 18, 2026
FORBRIGHT, INC.
SECOND AMENDED AND RESTATED BYLAWS
ARTICLE I
STOCKHOLDERS
1.1    Annual Meeting. The annual meeting of the stockholders of Forbright, Inc. (the “Corporation”) shall be held on a day duly designated by the Board of Directors of the Corporation (the “Board of Directors” or “Board”), for the purpose of electing Directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may properly come before the meeting.
1.2    Special Meeting. Special meetings of the stockholders may be called at any time for any purpose or purposes by (i) the Chair of the Board, if there be one, (ii) the President, (iii) the Chief Executive Officer, or (iv) a majority of the members of the Board of Directors. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.
1.3    Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States, either within or without the State of Delaware, or may instead be held by means of remote communication, as may be designated by the Board of Directors in the notice of the meeting.
1.4    Notice of Meetings. Unless otherwise required by law, notice of a stockholders’ meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of a stockholders’ meeting, the Secretary shall give each stockholder entitled to vote at or to receive notice of each stockholders’ meeting, notice stating the date, hour and place of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.
1.5    Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), or by these Bylaws. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented, shall constitute a quorum to take action with respect to that vote on that matter. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 1.6 hereof by a majority vote of the stockholders entitled to vote thereat that are present or represented, without any notice other than by announcement at the meeting.
The stockholders who are entitled to vote and are present at any duly organized meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of voting stock of the Corporation required for action upon the other matter or matters.
1.6    Adjournment. Any meeting of the stockholders of the Corporation may be adjourned or postponed from time to time without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 1.3 of this Article I, or (ii) with respect to a postponed meeting, are publicly announced. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 1.4 hereof shall be given to each stockholder of record entitled to vote at the adjourned meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 1.13 of this Article I, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting, notwithstanding any notice provided at the adjourned meeting.
1.7    Conduct of Meetings. Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or, in his or her absence or inability to act, by the President or the Chief Executive Officer of the Corporation or if none of said persons is present or able to act, by a chair to be elected at the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the

Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.
1.8    Conduct of Business. The chair of any meeting of stockholders shall determine the order of business and the procedures to be taken at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she determines to be appropriate.
1.9    Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business (i) must be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1.4 hereof, (ii) must be brought before the meeting by or under the direction of the Board of Directors (or the Chairman or Vice Chairman of the Board or the President or the Chief Executive Officer), or (iii) other than director nominations, which are governed by Section 1.10 hereof, must be properly brought before the meeting by a holder of record of voting common stock, par value $0.001 per share (the “Voting Common Stock”), of the Corporation on the date of the giving of the notice for such item of business at the meeting and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of Voting Common Stock (i.e., the business must be related to a proper subject matter for stockholder action), such stockholder must have given timely notice thereof in proper written form to the Secretary.
(b)    To be timely, such stockholder’s notice for an item of business proposed to be made at the annual meeting must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date of the previous year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Voting Common Stock are first publicly traded, be deemed to have occurred on September 28, 2026); provided, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the meeting and the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    To be in proper written form, such stockholder’s notice to the Secretary must set forth the following information: (i) as to each matter such stockholder proposes to bring before the annual meeting of stockholders, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business

(including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the meeting, and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined herein): (1) the name and business address of such stockholder and any Stockholder Associated Person, including as they appear on the Corporation’s books, (2) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and any Stockholder Associated Person and the dates on which such shares were acquired and (B) a description in reasonable detail of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions engaged in or held by or on behalf of such stockholder or any Stockholder Associated Person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such stockholder or any Stockholder Associated Person is, directly or indirectly, a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any Stockholder Associated Person, with respect to capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”), (3) a description of all material relationships, agreements, arrangements or understandings (whether written or oral) between or among such stockholder and any Stockholder Associated Person and any other person or persons (including their names) in connection with or relating to the proposed business, (4) any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof or in the proposed business, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) a description of all agreements, arrangements or understandings (whether written or oral) (A) between or among such stockholder and any Stockholder Associated Person or (B) between or among such stockholder or any Stockholder Associated Person and any other person (including their names), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding that such stockholder or any Stockholder Associated Person has with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders (including the annual meeting) or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person,

(6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (8) any direct or indirect interest (other than solely as a result of security ownership) of such stockholder or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (9) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, (10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such stockholder or any Stockholder Associated Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D, (11) the names and addresses of other stockholders (including beneficial owners) known by such stockholder or any Stockholder Associated Person to provide financial support in furtherance of the proposed business and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), (12) a description of any pending or, to such stockholder’s or any Stockholder Associated Person’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such stockholder’s or any Stockholder Associated Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (13) a representation that such stockholder and any Stockholder Associated Person has complied with all applicable law in connection with such stockholder’s and any Stockholder Associated Person’s acquisition of shares of capital stock of the Corporation or other securities of the Corporation, if any, and (14) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to the proposed business to be brought by such stockholder or any Stockholder Associated Person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law. Additionally, the stockholder giving notice must provide a written representation that it, he or she is a holder of record of Voting Common Stock on the date of the giving of such notice and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(d)    A stockholder providing notice of business proposed to be brought before an annual meeting of stockholders pursuant to this Section 1.9 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.9 shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the annual meeting and (ii) the date that is ten (10) business days prior to the date of the annual meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than (x) five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of the update and supplement required under clause (i) of this paragraph) and (y) eight (8) business days prior to the annual meeting or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned, rescheduled or postponed) (in the case of the update and supplement required under clause (ii) of this paragraph). Any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.9 and shall not extend the time period for the delivery of notice pursuant to this Section 1.9. If a stockholder fails to provide any update in accordance with the foregoing provisions of this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.9.
(e)    If the chair of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted, notwithstanding that votes and proxies in respect of such business may have been received by the Corporation.
(f)    Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.9.
(g)    Nothing contained in this Section 1.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(h)    For purposes of these Bylaws (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth in Section 13(d) of the Exchange Act, and “owned beneficially” shall have the correlative meaning; (iii) “public announcement” shall mean disclosure in a press release reported by any national news service or any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iv) “Stockholder Associated Person” shall mean, with respect to a stockholder and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any proposed item of business or nomination of one or more persons for election to the Board of Directors, any affiliate of such stockholder or such beneficial owner, and any proposed director nominee of such stockholder or such beneficial owner.
1.10    Advance Notice of Nominees for Directors.
(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders; provided that, notwithstanding anything to the contrary contained herein, director designations made in accordance with those certain investor rights agreements entered into by and between the Corporation and certain stockholders of the Corporation [each dated __, 2026] (each, as may be amended or supplemented from time to time, an “Investor Rights Agreement”) shall be deemed to be in full compliance with this Section 1.10. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any holder of record of Voting Common Stock entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.10.
(b)    Nominations of persons for election to the Board of Directors by stockholders entitled to vote for the election of directors at such meeting must be made by holders of record of Voting Common Stock on the date of the giving of the notice for a director nomination and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting pursuant to timely notice in proper written form to the Secretary.
(c)    In the case of an annual meeting of stockholders, to be timely, such stockholder’s notice for a director nomination proposed to be made at the annual meeting must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date of the previous year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Voting Common Stock are first publicly traded, be deemed to have occurred on September 28, 2026); provided, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the meeting and the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)    In the event the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, to be timely, such stockholder’s notice for a director nomination proposed to be made at such special meeting of stockholders must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the close of business on the later of the ninetieth (90th) day before the meeting and the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting was first made by the Corporation. In no event shall the public disclosure of an adjournment, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(e)    To be in proper written form, such stockholder’s notice to the Secretary for the nomination of one or more directors must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such person and any affiliates of such person and the dates on which such shares were acquired and (B) a description in reasonable detail of any Derivative Instrument engaged in or held by such person and any affiliates of such person or to which such person and any affiliates of such person is a party, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the stockholder giving the notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder giving the notice and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law; and (ii) as to the stockholder giving the notice and any Stockholder Associated Person: (1) the name and business address of such stockholder and any Stockholder Associated Person, including as they appear on the Corporation’s books, (2) (A) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and any Stockholder Associated Person and the dates on which such shares were acquired and (B) a description in reasonable detail of any Derivative Instrument engaged in or held by such stockholder or any Stockholder Associated Person or to which such stockholder or any Stockholder Associated Person is a party, (3) a description of all material relationships, agreements, arrangements or understandings (whether written or oral) between or among such stockholder and any Stockholder Associated Person and any proposed nominee or any other person or persons (including their names) in connection with or relating to the nomination(s) that are being made by such stockholder, (4) any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof or in such nomination, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated

Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) a description of all agreements, arrangements or understandings (whether written or oral) (A) between or among such stockholder and any Stockholder Associated Person or (B) between or among such stockholder or any Stockholder Associated Person and any other person (including their names), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding that such stockholder or any Stockholder Associated Person has with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person, (6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (8) any direct or indirect interest (other than solely as a result of security ownership) of such stockholder or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (9) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, (10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such stockholder or any Stockholder Associated Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D, (11) the names and addresses of other stockholders (including beneficial owners) known by such stockholder or any Stockholder Associated Person to provide financial support in furtherance of the nomination and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), (12) a description of any pending or, to such stockholder’s or any Stockholder Associated Person’s knowledge, threatened legal proceeding in which such stockholder or any

Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such stockholder’s or any Stockholder Associated Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (13) a representation that such stockholder and any Stockholder Associated Person has complied with all applicable law in connection with such stockholder’s and any Stockholder Associated Person’s acquisition of shares of capital stock of the Corporation or other securities of the Corporation, if any, and (14) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or otherwise under applicable law. Additionally, the stockholder giving notice must provide a written representation that it, he or she is a holder of record of Voting Common Stock on the date of the giving of such notice and intends to appear in person or by proxy at the annual meeting or special meeting of stockholders, as applicable, for the purpose of electing one or more directors to nominate the persons named in the notice. Such notice must be accompanied by, for each proposed nominee, (x) a completed and signed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be in the form provided by the Secretary upon written request), (y) a written representation and agreement from such nominee that he or she (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director with respect to the Corporation that has not been disclosed to the Corporation, (C) will comply with all applicable rules of any stock exchange upon which the Corporation’s securities are listed, the Charter and these Bylaws and has read and will comply with the Corporation’s publicly disclosed code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines (if any) and any other policies or guidelines of the Corporation applicable to directors, (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, and (E) intends to serve a full term, if elected as a director, and (z) the written consent to being named as a nominee in any proxy statement relating to the annual meeting or special meeting of stockholders, as applicable, for the purpose of electing one or more directors to the Board of Directors immediately following the submission of the notice pursuant to this Section 1.10 and to serve as a director if elected. The Corporation may also require each proposed nominee to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such person would be independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors or (y) that could be material to a reasonable stockholder’s understanding of independence and suitability, or lack thereof, of such person. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within five (5) business days after it has been requested by the Corporation.

(f)    A stockholder providing notice of any director nomination proposed to be made at an annual meeting or special meeting of stockholders, as applicable, pursuant to this Section 1.10 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting of stockholders, as applicable, and (ii) the date that is ten (10) business days prior to the date of the annual meeting or special meeting of stockholders, as applicable, or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than (x) five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting of stockholders, as applicable, (in the case of the update and supplement required under clause (i) of this paragraph), and (y) eight (8) business days prior to the annual meeting or special meeting of stockholders, as applicable, or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting or special meeting of stockholders, as applicable, has been adjourned, rescheduled or postponed) (in the case of the update and supplement required under clause (ii) of this paragraph). Any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.10 and shall not extend the time period for the delivery of notice pursuant to this Section 1.10. If a stockholder fails to provide any update in accordance with the foregoing provisions of this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.10.
(g)    Other than nominations pursuant to the Investor Rights Agreements, the sole and exclusive procedures by which any stockholder may nominate a person to serve as a director shall be as set forth in this Section 1.10. The number of proposed nominees such stockholder may include in a notice under this Section 1.10 or nominate for election at an annual meeting or a special meeting of stockholders called for the purpose of electing one or more directors to the Board of Directors shall not exceed the number of directors to be elected at such meeting, and no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.10. The chair of an annual meeting or a special meeting of stockholders called for the purpose of electing one or more directors to the Board of Directors shall determine whether a nomination of any director nominee proposed to be brought before such meeting has been made in accordance with the procedures set forth in this Section 1.10, and, if any proposed director nomination is not in compliance therefor, the chair shall declare at such meeting that such nomination was not properly brought before the meeting and shall be disregarded, notwithstanding that votes and proxies in respect of such nomination may have been received by the Corporation.
(h)    Notwithstanding the foregoing provisions of this Section 1.10, such stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.10, including Rule 14a-19 under the Exchange Act. In addition, notwithstanding anything herein to the contrary, if (i) any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) such stockholder (x) subsequently notifies the Corporation that it no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable date of the annual meeting or a special meeting of stockholders called for the purpose of electing one or more directors to the Board of Directors, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(i)    Nothing contained in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
1.11    Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one vote for each share of Voting Common Stock standing in his or her name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, except as otherwise provided by law, by the Charter or by these Bylaws.
Each stockholder entitled to vote at any meeting of stockholders of the Corporation may authorize another person or persons to act for him or her as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Delaware law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Delaware law, the placing of a stockholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.
All matters presented to a vote of the stockholders of the Corporation shall be decided by the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote, except with respect to the election of directors, which shall be decided by a plurality of the votes cast and except as otherwise provided by the Charter or applicable law.

Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Charter or these Bylaws.
1.12    Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders of the Corporation. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than sixty (60) days prior to the date of the notice or the date of the meeting (except as permitted by Section 1.6 hereof), nor fewer than ten (10) days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting.
1.13    Inspectors. The Board of Directors may, in advance of any meeting of stockholders of the Corporation, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chair of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall, if required by the Board of Directors or the chair, as the case may be, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chair of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.
ARTICLE II
BOARD OF DIRECTORS
2.1    General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation’s Charter, or by these Bylaws. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

2.2    Number and Term of Office. The number of the members (the “Directors”) of the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. No reduction in the number of Directors by resolution of the Board shall have the effect of removing any Director from office prior to the expiration of his or her term. The stockholders shall not be entitled to fix the number of members of the Board of Directors.
The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term of three (3) years following their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director.
2.3    Vacancies.
(a)    Subject to Section 2.3(b) and Section 2.3(c), (i) newly created directorships resulting from any increase in the number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall only be filled by, unless the Board of Directors otherwise determines, a majority vote of the Directors then in office, even if less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified, (ii) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Charter, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected and (iii) any Director appointed to fill a vacancy shall hold office until and his or her successor is elected and qualified, unless such Director resigns or is removed prior to such time.
(b)    Notwithstanding Section 2.3(a), if, pursuant to an Investor Rights Agreement, a person or legal entity is entitled under the applicable Investor Rights Agreement to nominate a Director to fill the vacancy created by a Director ceasing to serve as a Director, the Board of Directors shall fill such vacancy with a person chosen by the person or legal entity entitled to fill such vacancy in accordance with and subject to the terms of the applicable Investor Rights Agreement.
(c)    If a vacancy on the Board of Directors results from a Director ceasing to serve as a Director because the person or entity that nominated such Director pursuant to an Investor Rights Agreement is no longer entitled to nominate a Director to such seat, the Board of Directors shall initially fill such vacancy with a person selected by John Delaney for the remainder of such Director’s existing term unless such selection is restricted or prohibited by law, or John Delaney no longer owns any shares of Voting Common Stock directly or indirectly, in which case the Board of Directors shall fill such vacancy with a person recommended by the appropriate committee of the Board of Directors.
2.4    Removal of Directors. A director may be removed from office only (a) pursuant to the terms of any Investor Rights Agreement that provides for removal, (b) pursuant to the rights of holders of any series of Preferred Stock with respect to the election of directors or (c) by the stockholders of the Corporation for Cause. “Cause” for purposes hereof means any of (i) a final, non-appealable conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (ii) willful misconduct or gross negligence in the performance of the director’s duties to the Corporation that results in material harm to the Corporation; (iii) a final, non-appealable judicial determination that the director committed fraud, dishonesty, or a willful violation of any law or regulation applicable to the Corporation’s business; or (iv) a willful and material breach of the director’s fiduciary duties to the Corporation.
2.5    Resignation. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chair of the Board, the President, Chief Executive Officer or the Secretary of the Corporation. A resignation shall take effect on the date specified in the notice of resignation or, should an effective date not be specified, immediately upon receipt of the notice of resignation. Should any party entitled to designate a Director pursuant to such party’s Investor Rights Agreement lose the right to designate such Director, such designated Director shall promptly resign in compliance with the applicable Investor Rights Agreement and this Section 2.5.
2.6    Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Delaware, at such place or places as they may from time to time determine. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time (the “DGCL”).
2.7    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as shall from time to time be determined by resolution of the Board; provided that (a) such meetings shall occur no less frequently than quarterly and (b) notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such change was made. Such notice shall be in the manner provided for notice of special meetings of the Board. The annual meeting of the Board of

Directors shall be held immediately following the annual stockholders’ meeting. Any business may be transacted at any regular meeting of the Board.
2.8    Special Meetings. Special meetings of the Board of Directors shall be held at any time or place within or without the State of Delaware whenever called by direction of the Chair of the Board, the President or the Chief Executive Officer; provided that a special meeting must be called by the Chair of the Board, the President, the Chief Executive Officer or the Secretary upon written request of three (3) members of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the date, time, place and purpose(s) of the meeting and shall be delivered or transmitted to each Director, either personally or by telephone or other standard form of telecommunication or by electronic mail to any electronic mail address of the Director, at least forty-eight (48) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his or her residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held, or transmitted by telecommunication or by electronic mail leaving a visual record at least two (2) days before the meeting.
Notice, when required, of any meeting of the Board of Directors or a committee of the Board need not be given when the requirements of Section 8.2 have been met.
2.9    Quorum. Except as otherwise required by law, the Charter or the rules and regulations Nasdaq Global Select Market (“Nasdaq”) or of any other securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the Directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the Directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
2.10    Conduct of Meetings. Meetings of Directors shall be presided over by the Chair of the Board, or, in his or her absence or inability to act, the President or the Chief Executive Officer, if also a Director, or, in the absence or inability of the President or Chief Executive Officer to act, the Lead Independent Director (as defined herein), if there be one, or, in the absence or inability of the Lead Independent Director to act, another Director chosen by a majority of the Directors present, shall act as chair of the meeting and preside at the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.
2.11    Action by Written Consent. Unless otherwise restricted by the Charter, any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board, or committee as applicable, and filed with the minutes of proceedings of the Board, or committee as applicable.
2.12    Compensation of Directors. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the affirmative vote of Directors constituting at least a majority of the entire Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he or she attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.
2.13    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the rules and regulations of Nasdaq or any other securities exchange or quotation system on which the securities of the Company are listed for trading, if a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. Notwithstanding anything to the contrary contained in this Article II, any resolution of the Board of Directors establishing or directing any committee of the Board of Directors or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. No committee of the Board of Directors shall have the power or authority to (a) approve or adopt, or recommend to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopt, amend, or repeal these Bylaws.
Notice of committee meetings shall be given in the same manner as notice for special meetings of directors. A majority of the members of a committee, if there are three (3) or more members of the committee, or all of the members of the committee, if there are less than three (3) members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three (3) or more committee members present, or all of the committee members, if there are less than three (3) committee members present, shall be the act of the committee. The Board of Directors may designate a chair of any committee, and such chair or any two (2) members of the committee, if the committee has at least two (2) members, or the sole member of the committee, if the committee has one (1) member, may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
2.14    Chair of the Board. The Board of Directors may appoint one of the directors to serve as Chair of the Board, but such appointment shall not result in any director becoming an officer of the Corporation. If the Board of Directors appoints a Chair of the Board, unless otherwise provided by the Board of Directors, he or she shall, if present, preside at all meetings of the shareholders and the Board of Directors, and he or she shall perform such other duties and possess such other powers as are assigned to him or her by the Board of Directors.
2.15    Lead Independent Director. The Board of Directors may, in its discretion, appoint a lead independent director (the “Lead Independent Director”) from among its members that are “Independent Directors” (as defined below). He or she shall preside at all meetings at which the Chair of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of Nasdaq or any other stock exchange upon which the Corporation’s common stock is primarily traded.
ARTICLE III
OFFICERS
3.1    Election, Tenure, and Compensation. The officers of the Corporation shall be a President, a Chief Executive Officer, a Secretary and a Treasurer and/or one or more assistants to the foregoing officers and any Vice Presidents as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors.
Any two (2) or more of the above offices, except those of President or Chief Executive Officer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two (2) or more officers. The compensation or salary paid to all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors or a committee thereof, but this power may be delegated to any officer with respect to other officers under his or her supervision.
In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws. A vacancy in any office whether arising from death, resignation, removal or any other cause may be filled in the manner prescribed in these Bylaws for the regular election or appointment to the office.
Any officer, agent or employee of the Corporation may be removed by the Board of Directors whenever in the Board’s judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chair of the Board, the President, Chief Executive Officer or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
3.2    Powers and Duties of the President. In the absence of the Chair of the Board, or if no Chair of the Board has been chosen, the President or the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and exercise the powers and perform the duties of the Chair of the Board. The President also shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
3.3    Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have the general direction over the business, affairs and property of the Corporation and of its officers, employees and agents. In the absence of the Chair of the Board, or if no Chair of the Board has been chosen, the President or the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and exercise the powers and perform the duties of the Chair of the Board. The Chief Executive Officer also shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
3.5    Powers and Duties of the Vice Presidents. The Board of Directors may appoint one or more Vice Presidents and may delegate the power to appoint Vice Presidents to the President or Chief Executive Officer, or both. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the President. In case of the absence or inability to act of the President, the duties of that office shall be performed by the most senior of the Vice Presidents.
3.6    Secretary; Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person directed to do so by the President or the Chief Executive Officer, or by the Board of Directors or stockholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose, and he or she shall perform such other duties as may be assigned to him or her by the Board of Directors, the President or the Chief Executive Officer. He or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the President or the Chief Executive Officer, and attest to the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the President or the Chief Executive Officer.
The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or inability to act of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him or her by the Board of Directors, the President, the Chief Executive Officer or the Secretary.
3.7    Treasurer; Assistant Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he or she shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the President, or the Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the President, the Chief Executive Officer and the Board of Directors, whenever any of them so requests, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the President and the Chief Executive Officer.
The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or inability to act of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him or her by the Board of Directors, the President, the Chief Executive Officer or the Treasurer.
3.8    Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine.
ARTICLE IV
CAPITAL STOCK
4.1    Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. No certificate shall be issued for any share of stock of any class until such share is fully paid in accordance with the DGCL.
Stock certificates of each class shall be in such form as shall be prepared or approved by the Board of Directors. Each certificate shall be signed by the President, the Chief Executive Officer or the Chair of the Board, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. Such a certificate shall be valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The name of the Corporation and of the person owning the shares represented thereby, with the number and class of such shares and the date of issue, shall be on the face of the certificate and entered on the Corporation’s books at the time of issuance.
4.2    Regulations. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares or uncertificated shares of stock of any class of the Corporation.
4.3    Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution with respect to, or the allotment of other rights, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment shall not be made more than sixty (60) days after the date on which the resolution is adopted.
4.4    Transfer of Shares.
(a)    Subject to Article XI of the Charter, transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors.
(b)    Subject to Article XI of the Charter, the Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.
(c)    Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification, subject to Article XI of the Charter.
4.5    Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers and may require that all stock certificates representing shares of any class to bear the signatures of such transfer agent or registrar of transfers, or the signatures of both.
4.6    Lost, Stolen or Destroyed Certificates. The Board of Directors or any officer authorized by the Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. Before issuing a new certificate or uncertificated shares for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
4.7    Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock, of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Delaware, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Delaware.

ARTICLE V
SEAL
In the event that the President or the Chief Executive Officer shall direct the Secretary to obtain a corporate seal, the corporate seal shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.
ARTICLE VI
FINANCE
6.1    Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from, time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There may from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section 6.1, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or the Chief Executive Officer and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.
ARTICLE VII
INDEMNIFICATION
The Corporation shall indemnify and advance expenses to each of the Corporation’s directors and officers, in each case who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person (including without limitation an action, suit or proceeding against the Corporation or any affiliate of the Corporation) unless consented to by the Corporation, or to the extent brought by Indemnitee by way of compulsory counterclaim or affirmative defense) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding (or part thereof) to the fullest extent permitted by and in accordance with Section 145 of the DGCL, subject only to limits created by any applicable federal or state bank holding company or bank regulatory laws or regulations or applicable limitations of Delaware law. The Corporation may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 USC 1828(k), 12 CFR 359, and 12 CFR 7.2014. The Corporation may indemnify an institution-affiliated party, as defined at 12 USC 1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the DGCL, provided such payments are consistent with safe and sound banking practices (the indemnification provided in this paragraph, collectively, the “Indemnification Section”).
With respect to an employee or agent (and any other persons to which the DGCL permits the Corporation to provide indemnification), other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors, indemnify and advance expenses to such employee or agent (or other person) in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.
The indemnification and advancement of expenses provided by this Article VII or provided in the Corporation’s Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person under Delaware law.
The Corporation acknowledges that the Investor Designees (as defined in the Investor Rights Agreements) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investors and/or certain of their respective affiliates (collectively, the

“Investor Indemnitors”). The Corporation hereby agrees that, with respect to any matter for which indemnification is available hereunder, (i) it is the indemnitor of first resort (i.e., its obligations to the Investor Designees are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Designees are secondary), and (ii) it shall be required to advance the full amount of expenses incurred by the Investor Designee, as applicable, and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms hereof and the Charter and the Investor Rights Agreements (and any other agreement regarding indemnification between the Corporation and the Investor Designee, as the case may be), without regard to any rights an Investor Designee may have against the Investor Indemnitor. The Corporation further agrees that no advancement or payment by the Investor Indemnitor on behalf of an Investor Designee with respect to any claim for which the Investor Designee has sought indemnification from the Corporation shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Investor Designee against the Corporation. The Corporation and each Investor Designees agree that the Investor Indemnitors are express third party beneficiaries of the terms of this Article VII.
No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
8.1    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of any such resolution, the accounts of the Corporation shall be kept on a calendar year basis.
8.2    Waiver of Notice. Whenever any notice of the date, hour, place and/or purpose of any meeting of stockholders, Directors or a committee of the Board is required to be given under the provisions of the DGCL or under the provisions of the Corporation’s Charter or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting (whether in person, telephonically, by video conference or other permitted electronic medium) or, in the case of a meeting of stockholders, by proxy, shall be deemed equivalent to the giving of such notice to such person.
8.3    Offices. The address of the principal office may be changed from time to time pursuant to the DGCL. The Corporation may have such other offices and places of business at such places within or without the State of Delaware as the Board of Directors may determine from time to time.

8.4    Voting Stock in Other Corporations. The President and the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise (in person or by proxy), any and all rights, powers and privileges incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present. The President and the Chief Executive Officer may grant proxies on behalf of the Corporation to any person or persons to act in his or her stead at such meetings. Notwithstanding the foregoing, the Board of Directors by resolution may appoint some other person to vote such shares, in which case such person and not the President, or the Chief Executive Officer or his or her proxy shall be entitled to vote such shares upon production of a certified copy of such resolution.
8.5    Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee thereof.
ARTICLE IX
AMENDMENTS
The Board of Directors shall have the power and authority to amend, alter, change or repeal these Bylaws or any provision thereof, and to make from time to time any additional Bylaws, by resolution adopted by a majority of all of the Directors, at any regular or special meeting of the Board; provided that the affirmative vote of holders of not less than eighty percent (80%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, shall be required for the stockholders to adopt new bylaws or to alter, amend, or repeal bylaws.
Originally Adopted: April 12, 2021
Amendment No. 1: October 5, 2021
Amended and Restated: May 15, 2023
Second Amended and Restated: [●], 2026
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